UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2023

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

On July 7, 2023, Brian Stuglik notified Verastem, Inc. (the “Company)” of his decision to retire as Chief Executive Officer of the Company, effective July 31, 2023 (the “Effective Date”). In connection with Mr. Stuglik’s retirement, he will be paid a cash bonus in the amount of $421,850 in recognition of his contributions to the Company’s achievement of its 2023 fiscal year initiatives. Mr. Stuglik will remain on the Company’s Board of Directors (the “Board”) and will be eligible to receive annual cash retainer fees and an annual stock option grant in accordance with the Company’s director compensation policy.

In connection with the retirement of Mr. Stuglik, Daniel Paterson, 62, the Company’s President and Chief Operating Officer, will be appointed to the position of President and Chief Executive Officer as of the Effective Date. In connection with his appointment, Mr. Paterson will also be appointed to the Board, to serve as a Class III director. His term will expire at the Company’s 2024 annual meeting of stockholders. Upon Mr. Paterson’s appointment the Board increased the number of authorized directors from nine to ten.

Mr. Paterson remains subject to his previously disclosed, existing employment agreement, entered into as of March 1, 2012, and the Company expects to negotiate a new employment agreement with Mr. Paterson in connection with his appointment as Chief Executive Officer.

A press release announcing Mr. Stuglik’s retirement and Mr. Paterson’s appointment as President and Chief Executive Officer and a member of the Board and other matters is filed as Exhibit 99.1 hereto

Item 8.01. Other Events

Commercialization Committee

On July 10, 2023, the Board established a Commercialization Committee (the “Committee”) to (i) provide strategic, directional and operational guidance to the Company regarding its product commercialization and medical launch, strategies, plans and programs; (ii) evaluate the alignment of the Company’s commercial and medical launch programs with the progress of the Company’s strategic goals and objectives; (iii) be available as a resource for management of the Company to consult with regarding all commercialization matters; and (iv) provide recommendations to the Board regarding strategic commercial decisions that may require Board approval or direction. Each of Anil Kapur, Mr. Stuglik (chair) and Karen Tollefson have been appointed as members of the Committee. Members of the Committee will be paid an annual retainer of $10,000, with the chair of the Committee to be paid an annual retainer of $20,000.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Verastem, Inc. on July 11, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: July 12, 2023	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer